UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2020

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East Charleston,

West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    After 20 years of service to United Bankshares, Inc. (the “Company”) and 46 years in the banking industry, Craige L. Smith, the Chief Administrative and Information Officer and Executive Vice President, will step down from those roles with the Company, effective August 14, 2020. The Company is pleased to announce that Mr. Smith has agreed to continue as an employee with United.

(e)    The Company and Mr. Smith have agreed to reduce Mr. Smith’s salary to reflect the change in his duties.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: August 3, 2020	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer